UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2022
_______________________________________________________

Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
_______________________________________________________

Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 671-9198

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Changes

On February 5, 2022, Erik Blachford notified the Peloton Interactive, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”) as a Class I director and from the Board’s Compensation Committee (the “Compensation Committee”) and its Nominating, Governance and Corporate Responsibility Committee (the “NCGR Committee”), in each case, effective on February 8, 2022 (the “Effective Date”). Mr. Blachford’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 7, 2022, the Board increased the size of the Board from seven to nine directors and appointed each of Angel L. Mendez and Jonathan Mildenhall to the Board, in each case, effective as of the Effective Date. Mr. Mendez will serve as a Class I director with a term expiring at the Company’s annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”), and Mr. Mildenhall will serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders to be held in 2024, in each case, until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Messrs. Mendez and Mildenhall may, in the future, serve on one or more of the committees of the Board.

Mr. Mendez, is Executive Chairman of the Board of LevaData Inc., a privately held, artificial intelligence company focused on supply chain management. He also serves on two other public company boards: Kinaxis, which specializes in supply chain planning solutions; and Sleep Number, a sleep technology company. He previously served as executive vice president and chief operating officer of HERE Technologies from 2016 to 2020. From 2005 to 2015, he was a senior executive at Cisco Systems, where he led the company’s corporate transformation program as well as its global supply chain. Earlier in his career he served in senior roles at Palm Inc., Gateway Inc., Citigroup, and in various executive positions at Allied Signal Aerospace and GE. Mr. Mendez earned a Bachelor of Sciences degree in Electrical Engineering from Lafayette College and a Master’s in Business Administration from the Crummer School at Rollins College.

Mr. Mildenhall, is the Co-Founder and Executive Chairman of TwentyFirstCenturyBrand, a consumer brand strategy and marketing consultancy firm. He is also a board member on a number of private company boards, including EverLane, AboveBoard, Northern Star SPAC, GoFundMe, and College Track. Prior to co-founding TwentyFirstCenturyBrand, Mildenhall served as CMO of Airbnb from 2014 to 2018. Prior to Airbnb, Mr. Mildenhall led The Coca-Cola Company’s marketing initiatives as VP of global advertising strategy and content excellence from 2007 to 2013, and as SVP integrated marketing communication and design excellence from 2013 to 2014. Earlier in his career, Mr. Mildenhall served in various management positions in marketing and advertising. Mr. Mildenhall holds a degree in Business and Finance from The Manchester Metropolitan University. He completed the Advanced Management Program at Harvard Business School and holds an Honorary Doctorate in Business Administration from The Manchester Metropolitan University.

The Company previously engaged TwentyFirstCenturyBrand to provide marketing services and, since the beginning of the Company’s 2021 fiscal year, the amount for such services totals approximately $0.5 million. The Company and TwentyFirstCenturyBrand agreed to terminate this commercial relationship and promptly conclude on-going services in connection with Mr. Mildenhall’s commencement of service on the Board, and the Company expects Mr. Mildenhall will qualify as independent under applicable stock exchange rules after the applicable three-year period lapses.

Each of Mr. Mendez and Mr. Mildenhall will be eligible to receive compensation for their service on the Board under the Company’s director compensation program, which provides for equity awards in the form of stock options, RSUs or a 50%-50% combination thereof, and is composed of: (i) an initial grant having an aggregate value of $500,000 and which vests with respect to one third of the total number of shares subject to the award on each annual anniversary of the grant and (ii) an annual grant on the date of the Company’s annual meeting of stockholders having an aggregate value of $325,000 and which vests as to one quarter of the total number of shares subject to such award on each quarterly anniversary thereafter such that the award will be fully vested and exercisable, as applicable, on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of stockholders.

In connection with their respective appointments, each of Mr. Mendez and Mr. Mildenhall have entered into the Company’s standard form indemnification agreement for directors and officers.

CEO Transition; Executive Chair

On February 7, 2022, the Board appointed Barry McCarthy as the Chief Executive Officer and President of the Company to succeed John Foley, the Company’s Co-Founder and former Chief Executive Officer, in this role, and appointed Mr. Foley as Executive Chair of the Board, in each case, as of February 9, 2022 (the “CEO Commencement Date”). Additionally, Mr. McCarthy has been designated as the Company’s principal executive officer, effective as of the CEO Commencement Date.

On February 7, 2022, the Board also appointed Mr. McCarthy to the Board, effective as of the CEO Commencement Date to serve as a Class I director with a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Mr. McCarthy, 68, most recently served as Spotify’s Chief Financial Officer from 2015 to January 2020 and global head of the advertising business from September 2016 to January 2020. Prior to joining Spotify, Mr. McCarthy was a private investor and served as a member of the board of directors of several private companies. From 1999 to 2010, Mr. McCarthy served as Chief Financial Officer and Principal Accounting Officer of Netflix, Inc. Mr. McCarthy held various management positions in management consulting, investment banking, media, and entertainment. Additionally, from 2011 until February 2022 when he joined Peloton, Mr. McCarthy served as a consultant at Technology Crossover Ventures. Mr. McCarthy has served on the boards of directors of Spotify and Instacart since January 2020 and January 2021, respectively. In addition, McCarthy has served as a member of the boards of Chegg, Eventbrite, MSD Acquisition Corp, Pandora, and Rent the Runway. Mr. McCarthy holds a Bachelor of Arts in History from Williams College and a Master of Business Administration in Finance from the Wharton School at the University of Pennsylvania.

The Company and Mr. McCarthy have entered into an employment offer letter, dated February 7, 2022, in connection with Mr. McCarthy’s appointment as Chief Executive Officer (the “Offer Letter”). Pursuant to the Offer Letter, Mr. McCarthy is eligible for the following compensation: (i) an annual base salary of $1,000,000, (ii) a stock option award to purchase 8,000,000 shares of the Company’s Class A Common Stock (the “Option Award”), (iii) up to $150,000 reimbursement in connection with relocation expenses and (iv) up to $30,000 reimbursement of reasonable legal costs in connection with negotiating the Offer Letter and related agreements. The Option Award will have an exercise price per share equal to the closing price of the Company’s Class A common stock on the CEO Commencement Date and will vest and become exercisable over four years, with 1/48th vesting on each monthly anniversary of the CEO Commencement Date, subject to Mr. McCarthy providing continued services to the Company through each vesting date. The Company does not expect to grant Mr. McCarthy an additional compensatory equity award for approximately four years. Under the Offer Letter, Mr. McCarthy also is eligible to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”) as a Tier 1 Participant; provided that the “Change in Control Period” for purposes of Mr. McCarthy’s eligibility for enhanced severance pursuant to the Severance Plan shall include the 120-day period immediately prior to a Change in Control (as defined in the Severance Plan), in addition to the 12-month period following a Change in Control. The Severance Plan was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-233482), as filed with the Securities and Exchange Commission on September 10, 2019, and is incorporated by reference herein.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with his appointment, Mr. McCarthy has entered into the Company’s standard form of indemnification agreement for directors and officers.

President Transition

In connection with Mr. McCarthy’s appointment as President, William Lynch will transition from this position to a non-executive director on the Board. Mr. Lynch will receive the non-change in control severance payments and benefits provided under the Company’s Severance and Change in Control Plan and will be eligible to receive compensation for his ongoing service on the Board under the Company’s director compensation program.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
10.1	Offer Letter by and between Barry McCarthy and the Registrant, dated February 7, 2022.
99.1	Press Release Announcing Board Appointments, dated February 8, 2022.
99.2	Press Release Announcing Leadership Transitions, dated February 8, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: February 8, 2022	By:	/s/ Hisao Kushi
Hisao Kushi
Chief Legal and Culture Officer